Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated May 9, 2008, with respect to the financial statements of Primary Natural Resources, Inc. as of December 31, 2007 and for each of the two years in the period ended December 31, 2007 (not presented separately herein), contained in Exhibit 99.2 to the Registration Statement on Form S-4 (No. 333-161076), as amended, filed by Resolute Energy Corporation, which Exhibit is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in the Registration Statement on Form S-8, and to the use of our name as it appears under the caption “Experts” in the Prospectus filed pursuant to Rule 424(b)(5) on September 15, 2009, in connection with the Registration Statement on Form S-4 (No. 333-161076), as amended, filed by Resolute Energy Corporation, which Prospectus is incorporated by reference in this Registration Statement on Form S-8.
/s/ GRANT THORNTON LLP
Tulsa, Oklahoma
September 28, 2009